Exhibit 10.17

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

by

and

between

RAILROAD STREET LAND HOLDINGS, LLC,

a Delaware limited liability company

“Seller”

and

ZUMIEZ INC.,

a Washington corporation

“Purchaser”

Dated as of

February 18, 2010

1.	IDENTIFICATION OF PARTIES	1

2.	DESCRIPTION OF THE PROPERTY	1

3.	THE PURCHASE PRICE	2

4.	TITLE	2

5.	DUE DILIGENCE INSPECTIONS	4

6.	REPRESENTATIONS AND WARRANTIES OF SELLER	6

7.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER	8

8.	CONDITIONS PRECEDENT TO CLOSING	10

9.	COVENANTS OF SELLER AND PURCHASER	12

10.	SELLER’S CLOSING DELIVERIES	14

11.	PURCHASER’S CLOSING DELIVERIES	15

12.	PRORATIONS AND ADJUSTMENTS	15

13.	CLOSING	17

14.	CLOSING COSTS	17

15.	RISK OF LOSS	17

16.	DEFAULT	19

17.	BROKER’S COMMISSION	20

18.	ESCROW	21

19.	MISCELLANEOUS	22

EXHIBIT A-1 LEGAL DESCRIPTION OF THE LAND		32

EXHIBIT B SERVICE CONTRACTS		33

EXHIBIT C DUE DILIGENCE MATERIALS		34

EXHIBIT D FORM OF DEED		36

EXHIBIT E FORM OF BILL OF SALE		40

EXHIBIT F CERTIFICATE OF NONFOREIGN STATUS		45

EXHIBIT G FORM OF GENERAL ASSIGNMENT AGREEMENT		48

EXHIBIT H FORM OF WORK LETTER		54

EXHIBIT I FORM OF ESCROW HOLDBACK AGREEMENT		55

EXHIBIT J REPAIR ITEMS		56

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

1. IDENTIFICATION OF PARTIES.

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is entered into as of February 18, 2010, by and between RAILROAD STREET LAND HOLDINGS, LLC, a Delaware limited liability company (“Seller”), and ZUMIEZ INC., a Washington corporation (“Purchaser”).

2. DESCRIPTION OF THE PROPERTY.

In consideration of the mutual undertakings of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey to Purchaser and Purchaser hereby agrees to purchase from Seller all of Seller’s right, title and interest including all rents, issues and profits in and to the following:

(a) That certain real property located at 1346 Railroad Street in the City of Corona, County of Riverside, State of California, as more particularly described on Exhibit A-1, attached hereto (the “Land”), together with one (1) industrial building of approximately 168,450 square feet inclusive of an approximately 9,296 square feet of two (2) story office space (“Building”), as more particularly depicted on Exhibit A-2, attached hereto and all other improvements located thereon (collectively, the “Improvements”) being part of the Land;

(b) All rights, privileges, easements and appurtenances to the Land and the Improvements, if any, including, without limitation, all of Seller’s right, title and interest, if any, in and to all easements; any interest in any public streets, roads or rights-of-way adjacent to or abutting the Land; all of Seller’s right, title and interest, if any, in and to any and all oil, natural gas, other hydrocarbon substances, or other minerals underlying the Land; and any and all other reversions, remainders and appurtenances pertaining to or benefiting the Land and other appurtenances used or connected with the beneficial use or enjoyment of the Land, the Building and the Improvements (the Land, the Building, and the Improvements and all such easements and appurtenances are sometimes collectively hereinafter referred to as the “Real Property”);

(c) All personal property and fixtures (if any) owned by Seller and located on or upon the Building, the Land and Improvements (the “Personal Property”); and

(d) A non-exclusive license to use any trademarks and trade names used in connection with the Real Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller’s affiliated companies (collectively, the “Trade Name”), together with Seller’s interest in and to any service contracts (collectively, the “Service Contracts”) as set forth on Exhibit B attached hereto, guarantees, licenses, entitlements, approvals, certificates, permits and warranties relating to the Property (as hereinafter defined), to the extent assignable (collectively, the “Intangible Property”). Use of the Trade Name, West Corona Corporate Center, shall be subject at all times during the period of ownership or control of the Property by Seller to the rights of an affiliate of Seller, Panattoni Development Company, Inc. (“Panattoni”), to use the name of the project, West Corona Corporate Center, for promoting the development of the Project by Panattoni.

(e) The Real Property, the Personal Property and the Intangible Property are collectively hereinafter referred to as the “Property”.

3. THE PURCHASE PRICE.

The purchase price for the Property is Eleven Million Seven Hundred Ninety Thousand and 00/100 Dollars ($11,790,000.00) (the “Purchase Price”), and shall be paid to Seller by Purchaser as follows:

(a) Purchaser shall fund a deposit for the purchase of the Property by depositing the amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) with Fidelity National Title Insurance Company, 1300 Dove Street, Suite 310, Newport Beach, California, 92660, Attn: Ms. Natalie Priestley, Telephone: (949) 622-4911, Facsimile: (949) 477-6935, e-mail: natalie.priestley@fnf.com (“Title Company”) as an earnest money deposit (the “Deposit”) within one (1) business day of the Effective Date (as hereinafter defined). The Deposit shall be held in an interest bearing account for the benefit of Seller and Purchaser. The Deposit, plus interest, shall be applicable to the Purchase Price at Closing. The Title Company shall hold and disburse the Deposit in accordance with the provisions of this Agreement. If Purchaser fails to deliver the Deposit to the Title Company within the time period provided in this Section 3(a), then Seller shall have the option to terminate this Agreement by sending written notice to Purchaser within ten (10) days after the due date thereof. Provided no proper termination has occurred pursuant to the terms of this Agreement, upon expiration of the Due Diligence Period, subject to the terms of this Agreement, the Deposit, plus interest, shall be non-refundable to Purchaser and shall be applicable to the Purchase Price. In the event escrow fails to close other than as a result of Purchaser’s default the Deposit shall be refundable to Purchaser subject to the terms of Section 16(a) below.

(b) The balance of the Purchase Price over and above the amounts paid by or credited to Purchaser pursuant to Section 3(a) shall be paid to Seller by wire transfer of immediately available funds at the Closing (as that term is defined in Section 13 below), net of all prorations as provided herein.

(c) The cost of the Additional Improvements A as defined in Section 9(g) below is included in the Purchase Price. The cost of the Additional Improvements B as defined in Section 9(g) below is not a part of the Purchase Price and shall be deposited by Purchaser in Escrow at Closing subject to the terms of the Escrow Holdback Agreement as defined in Section 8(c) below.

4. TITLE AND SURVEY.

(a) As of the Effective Date, at Seller’s expense, Seller shall deliver to Purchaser an owner’s CLTA title insurance commitment for the Land and Improvements,

issued by the Title Company (the “Title Report”) together with copies of all documents relating to the title exceptions referred to in such Title Report. If Purchaser so elects, at Purchaser’s sole cost and expense the Title Company shall issue an ALTA extended coverage Title Report.

(b) Prior to 12:00 p.m. on Thursday, February 18, 2010, Seller, at Seller’s expense, shall deliver to Purchaser an ALTA “as-built” land title survey of the Property, prepared in accordance with the 2005 Minimum Standard Detail Requirements (the “Survey”).

(c) Purchaser will have the right to examine all title exceptions reflected in the Survey and the Title Report as initially issued, as well as any subsequent endorsements to the Title Report adding further title exceptions (“New Exceptions”). If Purchaser determines that any such title exception is unsatisfactory to Purchaser, then Purchaser shall give Seller written notice of Purchaser’s objection thereto, in Purchaser’s sole and absolute discretion on or before the applicable Title Objection Date (as defined below). Except for title objections that are timely raised in accordance with the foregoing, Purchaser shall be deemed to have accepted all title exceptions reflected in the Survey and the Title Report (and any subsequent endorsements thereto), all of which shall become part of the Permitted Exceptions defined below.

(d) The “Title Objection Date” shall mean (i) 5:00 p.m. on Thursday, February 18, 2010 for those title exceptions reflected in the Survey and the initial issuance of the Title Report, and (ii) for any New Exception added by subsequent endorsement to the Title Report, the date which is three (3) business days after the delivery to Purchaser of the applicable endorsement with a copy of the New Exception (but in no event later than the “Closing Date” hereinafter established and defined).

(e) If any title objection notice is timely given under Section 4(d) above for New Exceptions, Seller, at its election but without obligation to do so, shall have the right, on or before the applicable Title Cure Date (but in no event later than the Closing Date) defined below, to furnish a cure for the applicable objection by (i) securing an endorsement to the Title Report for the removal and deletion of the particular matter thus objected to by Purchaser, or (ii) securing a Title Report endorsement for affirmative title insurance protection against the pertinent title matter which is satisfactory to Purchaser in its sole and absolute discretion (a “Title Cure”). In lieu of actually furnishing a Title Cure in the first instance, Seller at its election may give the Purchaser a written Report to furnish the Title Cure, which Report will become part of Seller’s Closing obligations hereunder. If Seller does not so furnish the requisite Title Cure, or a written Report therefor, on or before the applicable Title Cure Date (and in any event not later than the Closing Date), then Purchaser, as its sole right and remedy, may terminate this Agreement by giving Seller written notice thereof within three (3) business days after the applicable Title Cure Date (but in no event later than the Closing Date). If this Agreement is not thus terminated, Purchaser’s prior title objections which have not been afforded a Title Cure shall be deemed waived in all respects, and any title matters which are the subject of an uncured title objection shall then be deemed accepted by Purchaser and become part of the Permitted Exceptions. Similarly, to the extent any Title Cure does not provide for the removal or deletion of the pertinent title matter, such matter will also become part of the Permitted Exceptions. The “Title Cure Date” shall be (i) three (3) business days after Purchaser gives notice of the pertinent objection, or (ii) any sooner date, if applicable, on which Seller gives Purchaser notice that Seller elects not to cure the particular objection; but in either case not later than the Closing Date. Seller will not be in default hereunder for electing not to furnish any Title Cure, and Purchaser will have no right to offset against or reduce the Purchase Price, or any other contract consideration owing from Purchaser hereunder (whether before or after Closing), based on the effect of any claimed defect in or failure of title.

(f) As used herein, the term “Permitted Exceptions” shall mean and include (i) those title exceptions reflected in the Title Report (or any endorsements thereto) and the Survey which are accepted by Purchaser and established as Permitted Exceptions under Section 4(e) above; (ii) taxes and assessments (including any installments of special assessments for public improvements) not yet due and payable as of Closing, together with all other governmental levies and impositions assumed by Purchaser pursuant to the other provisions of this Agreement or otherwise arising after Closing; (iii) all title matters reflected on the Survey; (iv) any mechanic’s liens or other title matters arising by, through or under the Purchaser; (v) the various Closing documents required hereunder; and (vi) any other matters specified under the other provisions of this Agreement as Permitted Exceptions. The Permitted Exceptions will not include, however, any mortgages, deeds of trust or other outstanding monetary liens for indebtedness or sums already owing that encumber the Property and arise by, through or under Seller and any lien for assessments under any Covenants, Conditions and Restrictions (“CC&Rs”), if any, or other document of record other than those assessments which are not yet due and payable (“Seller Liens”).

5. DUE DILIGENCE INSPECTIONS.

(a) As used in this Agreement, the term “Due Diligence Period” means until 5:00 p.m. Pacific Standard Time expiring on Thursday, February 18, 2010. Purchaser shall have the right, in its sole and absolute discretion, to determine during the Due Diligence Period if Purchaser elects to terminate this Agreement on or before the last day of the Due Diligence Period. On or before the last day of the Due Diligence Period, Purchaser may disapprove and terminate in its entirety for any reason, by written notice to Seller and Title Company, this Agreement. Unless Purchaser delivers such disapproval notice to Seller and Title Company on or before the expiration of the Due Diligence Period, Purchaser shall have conclusively deemed to have elected to proceed to the Closing. Seller has delivered to Purchaser the documents, reports, plans and materials set forth on Exhibit C, attached hereto and incorporated herein (collectively, the “Due Diligence Materials”). During the Due Diligence Period, and with reasonable advance notice to Seller, Purchaser, its agents, representatives and consultants may enter onto the Property during business hours and upon at least eighteen (18) hours prior written notice to Seller to perform inspections, tests, studies, investigations and evaluations of the Property and all matters related to its ownership, value, condition, development, maintenance, use, operation and enjoyment, including, without limitation, matters related to soils, drainage, environmental matters, and other aspects of physical condition, and the physical and economic viability of the Purchaser’s projected use and redevelopment on the Property and to conduct tests on the structural, mechanical and other systems within any Improvements. Seller, at its election and without obligation to do so (but at Seller’s cost), may have a representative accompany any such entry by Purchaser or its contractors and monitor the inspection activities being undertaken. Notwithstanding the foregoing, Purchaser, its agents, representatives and consultants shall not conduct invasive testing of the Property such as demolition, drilling or excavation unless and until Purchaser shall have obtained Seller’s prior written consent thereto, which consent Seller may give or withhold in Seller’s sole and absolute discretion. After any such tests and/or inspections, Purchaser shall promptly restore the Property to substantially the same condition that existed prior to making such tests and inspections (which obligation shall survive the Closing or any termination of this Agreement). Prior to Purchaser entering the Property to conduct the inspections and tests described above, Purchaser shall obtain and maintain, or shall cause each of its contractors and agents to maintain (and shall deliver to Seller evidence thereof), at no cost or expense to Seller, general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of One Million Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence. Such policies shall name Seller as an additional insured party by endorsement and shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, representatives or consultants in connection with such inspections and tests.

(b) Purchaser shall keep the Property free from all liens, and shall indemnify, defend, and hold harmless Seller from and against all claims, actions, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred, suffered by, or claimed against the Seller by reason of any damage to the Property or injury to persons caused by Purchaser and/or its agents, representatives or consultants in exercising its rights under this Section 5; provided that Purchaser shall not be liable for, and shall have no repair or restoration responsibilities with respect to Purchaser’s discovery of any pre-existing conditions at or in connection with the Property. If any mechanic’s liens encumber the Property as a result of Purchaser’s activities or investigation, Purchaser shall cause the mechanic’s liens to be removed ten (10) days after receiving written notice from Seller or cause a release bond (or equivalent) to be posted in accordance with the provisions of applicable law. The foregoing provisions shall survive the Closing or any termination of this Agreement.

(c) The Due Diligence Materials summarized in Exhibit C are made and provided by Seller to accommodate and facilitate Purchaser’s investigations relating to the Property, and except as expressly set forth herein, Seller makes no representations or warranties of any kind with respect to any such materials which were created or produced by a third-party entity. Notwithstanding anything contained in Exhibit C to the contrary, Seller represents without warranty to Purchaser, except as otherwise stated herein, that the Due Diligence Materials to be delivered by Seller to Purchaser are true and correct copies of such Due Diligence Materials maintained in Seller’s files, and except as otherwise set forth in this Agreement, constitute all material documentation, agreements and other information in the possession of Seller or Seller’s agents related to the Property and the structural, environmental and operational condition thereof (exclusive only of confidential partnership, tax return, project cost, contract information and internal memoranda of Seller which is of a proprietary nature and shall not be delivered to Purchaser). Notwithstanding the foregoing sentence, Seller has provided Purchaser such Due Diligence Materials subject to the terms of this Agreement, including this Section 5(c), and Purchaser shall rely upon its own investigations to determine the veracity of the materials, documentation, agreements and other information to be provided by Seller in the Due Diligence Materials, as well as any further documents and further correspondences that have occurred since the Effective Date of this Agreement.

(d) Prior to Closing, all information derived from Purchaser’s tests, test results, and other Due Diligence investigation completed by Purchaser shall, to the extent permissible under existing law, remain confidential and not be disclosed to any party other than as is necessary to consummate the transaction contemplated hereby or to exercise Purchaser’s rights hereunder, including without limitation, Purchaser’s affiliates, clients, agents, advisors, employees, contractors, lenders, counsel, consultants and prospective users/tenants/buyers. In the event of a proper termination hereunder by Purchaser, Seller shall be entitled to receive copies of all tests, test results, and other reports and information developed by Purchaser during the Due Diligence Period. Any further distribution of the reports by Seller shall be conditioned upon Seller’s advising such third party that they are not to rely on any of the reports. If Purchaser terminates this Agreement within the Due Diligence Period, Purchaser will return the Due Diligence Materials to Seller within five (5) days of Purchaser’s delivery of its termination notice to Seller. Seller’s rights shall survive the termination of this Agreement. Unless otherwise agreed to in writing by Seller and Purchaser, Purchaser shall bear all of the costs and expenses with respect to its feasibility studies, including, but not limited to, all environmental matters and investigations, surveys and other studies performed by Purchaser in its due diligence of the Property.

6. REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants to Purchaser that the following matters are true and correct as of the Effective Date and will also be true and correct as of the Closing:

(a) Seller is validly organized and in good standing in the State of Delaware and authorized to do business in the State of California.

(b) This Agreement is, and all the documents executed by Seller which are to be delivered to Purchaser at the Closing will be, duly authorized, executed, and delivered by Seller. The obligations contained in this Agreement are and will be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally). This Agreement does not, and will not, violate any provisions of any agreement to which Seller is a party or to which it is subject.

(c) To Seller’s actual knowledge, except as disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period, there are no pending legal proceedings or administrative actions of any kind or character adversely affecting the Property or Seller’s interest therein including any condemnation or eminent domain proceedings or any reassessments or special assessments or penalties or interest with respect to the Property or any other assessments applicable to the Property (apart from assessments that may be reflected in the land records).

(d) Except with respect to Environmental Laws (as defined below), which are covered by Section 6(e) below, and except as otherwise disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period, based on the actual knowledge of Seller, Seller has received no written notice from any city, county, state or other government authority of any violation of any statute, ordinance, regulation, or administrative or judicial order or holding, whether or not appearing in public records, with respect to the Property, which violation has not been corrected and based on the actual knowledge of Seller, no such violations exist.

(e) Except as otherwise disclosed in writing by Seller to Purchaser prior to the end of the Due Diligence Period, and except as expressly set forth in any environmental reports delivered to Purchaser under Section 5(c), based on the actual knowledge of Seller, Seller has received no written notice that (i) the Property is in violation of any federal, state and local laws, ordinances and regulations applicable to the Property with respect to hazardous or toxic substances or industrial hygiene (collectively, “Environmental Laws”), which violation has not been corrected.

(f) There are no leases, licenses or other occupancy agreements in effect in which Seller has granted any party rights to possession or use of the Property or any portion thereof.

(g) Based on the actual knowledge of Seller, there are no Service Contracts or maintenance agreements with respect to the Property other than those set forth on Exhibit B, attached hereto.

(h) Seller has not filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

(i) The Building is certified Leadership in Energy and Environmental Design (LEED), U.S. Green Building Council (USGBC), Silver Certification for New Construction. Seller shall cause the Additional Improvements A and Additional Improvements B to be constructed consistent with the Building’s LEED, Silver Certification for New Construction standards.

(j) As used in this Agreement, the phrase “Seller’s actual knowledge” or words of similar import means the actual (and not constructive or imputed) knowledge, of Mr. Stephen Batcheller and Mr. Jacob LeBlanc (who are the individuals employed by an affiliate of Seller, Panattoni Development Company, Inc. with the primary responsibility for the development and sale of the Property). Notwithstanding anything herein to the contrary, the individuals listed in this Section shall have no personal liability to Purchaser with respect to any representations or warranties made herein “to the best of Seller’s knowledge” or “to Seller’s actual knowledge” and Purchaser has no legal recourse against the individual listed herein.

(k) In the event of any breach of a representation or warranty set forth in this Agreement occurring prior to Closing or after Closing but prior to the expiration of the twelve (12) month period set forth below and which is (i) not otherwise waived by Purchaser, (ii) known to the actual knowledge of Purchaser, or (ii) not otherwise cured by Seller at no cost or expense to Purchaser within thirty (30) days of written notice from Purchaser to Seller of such breach, then Purchaser’s only remedies shall include damages in an amount not to exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). The express representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be commenced, if at all, on or before the date which is twelve (12) months after the date of the Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect. If, prior to the Closing, Purchaser obtains actual knowledge of information that contradicts any such representation or warranty, or renders any such representation or warranty untrue or incorrect, and Purchaser nevertheless consummates the transaction contemplated by this Agreement, Seller shall have no liability under such representation and warranty to the extent it rendered inaccurate information.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

Purchaser represents and warrants to Seller that the following matters are true and correct as of the Effective Date and will also be true and correct as of the Closing:

(a) Purchaser is a Washington corporation duly formed, validly existing and in good standing under the laws of the State of Washington and authorized to do business in the Sate of California.

(b) This Agreement is, and all the documents executed by Purchaser which are to be delivered to Seller at the Closing will be, duly authorized, executed, and delivered by Purchaser. The obligations contained in this Agreement are, and will be, legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally). This Agreement does not, and will not, violate any provisions of any agreement to which Purchaser is a party or to which it is subject.

(c) Prior to the Closing, Purchaser will have had the opportunity to investigate all physical and economic aspects of the Property and to make all inspections and investigations of the Property which Purchaser deems necessary or desirable to protect its interests in acquiring the Property. Except as otherwise expressly set forth in this Agreement in connection with Seller’s representations, warranties, covenants or otherwise, (i) neither Seller, nor anyone acting for or on behalf of Seller, has made any representation, warranty, promise or statement, express or implied, to Purchaser, or to anyone acting for or on behalf of Purchaser, concerning the Property or the condition, use or development thereof, (ii) in entering into this Agreement, Purchaser has not relied on any representation, warranty, promise or statement, express or implied, of Seller, or anyone acting for or on behalf of Seller, (iii) all matters concerning the Property have been or shall be independently verified by Purchaser prior to the Closing, and Purchaser shall purchase the Property, or elect not to do so, based on Purchaser’s own prior investigation and examination of the Property (or Purchaser’s election not to do so), (iv) AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER, PURCHASER IS PURCHASING THE PROPERTY IN AN “AS-IS” AND “WHERE-IS” PHYSICAL CONDITION AND IN AN “AS-IS” STATE OF REPAIR, WITH ALL FAULTS, including, without limitation, latent defects and other matters not detected in Purchaser’s inspections, without recourse to Seller except as otherwise provided herein, and (v) except as provided herein Purchaser waives, and Seller disclaims, all warranties of any type or kind whatsoever with respect to the Property, whether express or implied, including, by way of description but not limitation, those of transfer, quality, merchantability or fitness for a particular purpose and use, including, without limitation, Purchaser’s intended uses or purpose. The Improvements are being sold “AS-IS” and “WHERE-IS”.

(d) Consistent with the foregoing and subject solely to Seller’s express covenants, representations and warranties set forth herein, as of the Closing date, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its respective members, beneficial owners, agents, affiliates, employees, successors and assigns (collectively, the “Releasees”) from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Purchaser has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, all claims in tort or contract and any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et. seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners for environmental matters. Notwithstanding the foregoing, and in addition to Seller’s breach of any express covenants, representations and warranties herein as set forth above, Seller’s breach (if any) of any obligation or legal duty (if any) to any third party prior to Closing shall be excluded from the foregoing release. Subject to the foregoing and Seller’s express covenants, representations and warranties set forth herein (breach of which is not waived, released, or discharged by this paragraph), Purchaser, upon Closing, shall be deemed to have waived, relinquished and released Seller from and against any and all matters arising out of latent or patent defects or physical conditions, violations of applicable laws and any and all other acts, omissions, events, circumstances or matters affecting the Property.

(e) In connection with the releases and waivers set forth in this Section 7, Purchaser, on behalf of itself, its successors, assigns and successors-in-interest and such other persons and entities, waives the benefit of California Civil Code Section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

8. CONDITIONS PRECEDENT TO CLOSING AND CONDITIONS SUBSEQUENT TO CLOSING.

(a) The following shall be conditions precedent to Purchaser’s obligation to consummate the purchase and sale transaction contemplated herein (collectively, the “Purchaser’s Conditions Precedent”):

(i) Purchaser shall not have terminated this Agreement in accordance with Section 4, Section 5, Section 15(a) or Section 15(b) of this Agreement within the time periods described in those Sections.

(ii) Title Company shall stand ready to issue, at the Closing, an CLTA Owner’s Form Policy of Title Insurance covering the Property with ALTA extended coverage, if so elected by Purchaser, (the “Title Policy”), in the full amount of the Purchase Price subject only to the Permitted Exceptions, together with such endorsements as Purchaser may reasonably require.

(iii) There shall be no breach of any of Seller’s representations, warranties or covenants set forth in Section 6 and Section 9, as of the Closing.

(v) Seller shall have delivered to the Title Company the items described in Section 10.

(vi) As of the Closing, there shall have been no adverse changes in the physical condition of the Property from and after the Effective Date.

Each of the conditions set forth in this Section 8(a) are solely for the benefit of Purchaser and may be waived only by Purchaser. Purchaser shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions. In the event that any of the conditions set forth in this Section 8(a) are not satisfied by the Closing date, then Purchaser may either (I) elect to proceed with the Closing notwithstanding the non-satisfaction of the applicable condition(s), (II) terminate this Agreement, or (III) if such failure of a condition constitutes or is the result of a breach or default by Seller under this Agreement, exercise the remedies granted to Purchaser under this Agreement in the event of a breach or default by Seller under this Agreement, it being agreed that the failure to satisfy such condition despite Seller’s commercially reasonable efforts shall not be a default by Seller under this Agreement.

(b) The following shall be conditions precedent to Seller’s obligation to consummate the purchase and sale transaction contemplated herein (collectively, the “Seller’s Conditions Precedent”):

(i) Purchaser shall not have terminated this Agreement in accordance with Section 4, Section 5, Section 15(a) or Section 15(b) of this Agreement.

(ii) Purchaser shall have delivered to Title Company, prior to the Closing, for disbursement as directed hereunder, the Purchase Price in cash or other immediately available funds as due from Purchaser in accordance with this Agreement.

(iii) There shall be no material breach of any of Purchaser’s representations, warranties or covenants set forth in Section 5, Section 7 and Section 9, as of the Closing.

(iv) Purchaser shall have delivered to Title Company the items described in Section 11.

The conditions set forth in this Section 8(b) are solely for the benefit of Seller and may be waived only by Seller. Seller shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions.

(c) The following shall be conditions subsequent to Closing to be satisfied by Seller after the Closing (collectively, the “Post-Closing Obligation(s))”:

(i) Seller shall complete the Additional Improvements A (as defined in Section 9(g) below) in accordance with the terms of Section 9(g) below.

(ii) Seller shall complete the Additional Improvements B (as defined in Section 9(g) below) in accordance with the terms of Section 9(g) below.

The Post-Closing Obligations set forth in this Section 8(c) shall be completed by Seller pursuant to the work letter (“Work Letter”) as set forth in the attached Exhibit H of this Agreement with the payment by Purchaser to Seller for the Post-Closing Obligations to be pursuant to an escrow holdback agreement (the “Escrow Holdback Agreement”) in the form set forth in Exhibit I, attached hereto, to be entered into and executed by Seller, Purchaser and the Title Company at Closing. The Escrow Holdback Agreement shall provide that 100% of the dollar amount to complete the Additional Improvements A shall be held back in Escrow at Closing from the proceeds due Seller to be released to Seller subject to the terms of the Escrow Holdback Agreement. The Escrow Holdback Agreement shall provide that 100% of the dollar amount to complete the Additional Improvements B shall be deposited in Escrow at Closing by Purchaser to be held back in Escrow at Closing to be released to Seller to pay Seller’s general contractor, Panattoni Construction Inc., a California corporation (“PCI”) subject to the terms of the Escrow Holdback Agreement. The Seller’s completion of the Post-Closing Obligations shall be subject to force majeure and Purchaser delay as such terms are set forth in the Work

Letter. In addition to the foregoing obligations of Seller, Seller as part of the Escrow Holdback Agreement shall deposit Seller’s estimated portion of the dollar amount of the supplemental real property taxes attributable to Seller’s period of ownership commencing upon the date that the notice of completion for the Improvements was recorded in the real property records subject to the terms and conditions of Section 12(b) below. The terms of this Section 8(c) shall survive the Closing.

9. COVENANTS OF SELLER AND PURCHASER.

Seller covenants with Purchaser and Purchaser covenants with Seller, as follows:

(a) Until the Closing, Seller shall keep the Property insured against fire, vandalism and other loss, damage and destruction in commercially reasonable amounts, provided, however, Seller’s insurance policies shall not be assigned to Purchaser at the Closing, and Purchaser shall be obligated to obtain its own insurance coverage from and after the Closing.

(b) Until the Closing, Seller shall maintain the Property in substantially the manner being maintained on the date of this Agreement.

(c) Prior to the Closing, Seller shall not, without the prior written consent of Purchaser (such consent not to be unreasonably withheld) enter into any contract with respect to the Property which will survive the Closing or will otherwise affect the use, operation or enjoyment of the Property after the Closing, except as otherwise set forth in this Agreement.

(d) Seller shall pay prior to the Closing (to the extent that such amounts have not already been paid), all bills and invoices for labor, goods, material and services of any kind relating to the Property (including, without limitation, bills and invoices of all contractors, subcontractors, materialmen and others having lien rights with respect to work, materials, goods or services performed or provided in connection with the Improvements), utility charges, and employee salary and other accrued benefits relating to the period prior to the Closing. Seller shall terminate all of its employees at the Property and management and brokerage agreements with respect to the Property at Closing. This Section 9(d) shall survive the Closing.

(e) Seller shall make all payments (including, without limitation, principal and interest) required under any mortgages or deeds of trust encumbering the Property due prior to the Closing.

(f) Seller shall promptly notify Purchaser, if to Seller’s actual knowledge (i) there is a release, threatened release of any hazardous or toxic substances or industrial hygiene on the Property or on any property surrounding the Property in violation of Environmental Laws (ii) of any change in any condition with respect to the Property or of any event or circumstance, which makes any representation, or warranty of Seller to

Purchaser under this Agreement materially untrue or misleading, or any covenant of Seller under this Agreement incapable or less likely of being performed.

(g) Seller, at Seller’s sole cost and expense (which costs are inclusive of the Purchase Price as set forth in Section 3(c) above), through Seller’s general contractor, PCI, shall construct those certain additional improvements as set forth on Exhibit A of the Work Letter set forth in the attached Exhibit H of this Agreement, such additional improvements are defined as the “Additional Improvements A”.

Seller, at Purchaser’s sole cost and expense, including the payment to Seller of a construction management fee in the amount of four percent (4%) of such costs (which costs, including the construction management fee, are not included in the Purchase Price as set forth in Section 3(c) above), through Seller’s general contractor, PCI, shall construct those certain additional improvements as set forth on Exhibit A of the Work Letter set forth in the attached Exhibit H of this Agreement, such additional improvements are defined as the “Additional Improvements B”.

The Additional Improvements A and the Additional Improvements B shall be completed as Post-Closing Obligations of Seller as set forth in Section 8(c) above. Seller, through its general contractor, shall provide Purchaser with a one (1) year construction warranty issued by PCI to Purchaser warranting the Additional Improvements A and Additional Improvements B commencing upon the Substantial Completion (as such term is defined in the Work Letter) and expiring one (1) year thereafter.

(h) Seller agrees to assign to Purchaser at Closing as part of the General Assignment, Seller’s interest in that certain one (1) year construction warranty on the Improvements in the form as issued by PCI, which one (1) year warranty term shall commence on the Closing Date and expire one (1) year thereafter.

(i) Seller covenants to Purchaser that the Additional Improvements A and Additional Improvements B shall be constructed in accordance with the Americans with Disability Act and any applicable State of California laws related thereto in effect as of the date hereof (collectively, the “ADA”).

(j) Purchaser covenants with Seller that Purchaser shall be responsible for payment to Seller for the costs actually incurred by Seller during the escrow as evidenced by verifiable invoices from Seller’s architect for the commencement of the architectural and design work for the Additional Improvements A and Additional Improvements B in an amount not to exceed Twenty Five Thousand and 00/100 Dollars ($25,000.00) (the “Design Costs”). In the event that escrow fails to close other than as a result of Purchaser’s default Purchaser shall not be obligated to pay the Design Costs. This Section 9(j) shall survive termination of this Agreement.

(k) Purchaser shall have the right to conduct a final walk-through inspection of the Building not later than three (3) business days prior to the Closing. In the event that any portion of the “Building” or its systems and equipment is not substantially in the condition as of the date of the expiration of the Due Diligence Period, then Purchaser shall inform Seller of such matters in writing. Seller agrees to repair such matters to that of a good working condition, at Seller’s cost, to be completed by Seller after Closing, in a diligent manner, using commercially reasonable efforts.

(l) Seller, at its sole cost and expense, shall diligently complete those certain items set forth on Exhibit J, attached hereto. The terms of this Section 9(l) shall survive the Closing.

10. SELLER’S CLOSING DELIVERIES.

At least one (1) day prior to the Closing, Seller shall deliver or cause to be delivered to Title Company the following:

a.	A Grant Deed executed by Seller, in the form of Exhibit D attached hereto or as otherwise required under California law, conveying the Real Property to Purchaser free and clear of all claims, liens and encumbrances except the Permitted Exceptions and matters arising by or through Purchaser (the “Deed”).

b.	A Bill of Sale executed by Seller, in the form of Exhibit E attached hereto, conveying to the Purchaser title to the Personal Property, if any (the “Bill of Sale”).

c.	An affidavit in the form of Exhibit F attached hereto, certifying that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code and any similar form required under California law (the “Certificate of Non-Foreign Status”).

d.	A General Assignment executed by Seller, in the form of Exhibit G, attached hereto, assigning to Purchaser those certain rights, including but not limited to, those particular Service Contracts that Purchaser chooses to assume and any and all warranties, guaranties, permits and indemnities relating to the Property subject to the Closing, if any, including that certain one (1) warranty on the Improvements, as specifically set forth in Section 9(h) above and to the extent that such items are assignable, including but not limited to, the remaining term of the roof warranty and any construction or equipment warranties, if any (the “Assignment”) and original documentation (to the extent available and in Seller’s possession) as to any such items assigned by the Assignment. Seller prior to the Closing shall terminate all Service Contracts that Purchaser does not choose to assume.

e.	The Escrow Holdback Agreement in the form of Exhibit H, attached hereto.

(f) The Work Letter in the form of Exhibit I, attached hereto.

(g) Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

(h) Any keys in the possession or control of Seller to all locks located in the Property.

(i) A closing statement (“Closing Statement”) to be executed by Seller setting forth all prorations and credits required hereunder, together with copies of the most recent bills relating thereto.

(j) Deliver to Purchaser such evidence as Purchaser’s counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller.

(k) On the day of Closing, deliver to Purchaser possession and occupancy of the Property, subject only to the Permitted Exceptions.

11. PURCHASER’S CLOSING DELIVERIES.

Except as otherwise set forth below, at least one (1) day prior to the Closing Purchaser shall deliver to Title Company:

a.	The Purchase Price less the Deposit, together with such other sums as Title Company shall require to pay Purchaser’s share of the Closing costs, prorations, reimbursements and adjustments as set forth in Sections 12 and 14 herein, in immediately available funds (which funds shall be delivered not later than 10:00 a.m. Pacific Standard Time on the date of the Closing).

b.	An executed counterpart of the General Assignment, whereby Purchaser shall assume the obligations relating to the matters set forth in such document.

c.	The Work Letter in the form of Exhibit H, attached hereto.

d.	The Escrow Holdback Agreement in the form of Exhibit I, attached hereto.

e.	A Closing Statement to be executed by Purchaser.

f.	Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

12. PRORATIONS AND ADJUSTMENTS.

a.	The following shall be prorated and adjusted between Seller and Purchaser as of the day of the Closing, except as otherwise specified:

i.	General real estate, personal property and ad valorem taxes and assessments, and any improvement or other bonds encumbering the Property, for the current tax year for the Property.

ii.	To the extent that Seller is responsible for utility charges, if any, and such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

b.	For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year. The amount of such prorations shall be initially performed by Seller and Purchaser at Closing but shall be subject to adjustment in cash after the Closing outside of escrow as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser shall cooperate and use their best efforts to make such adjustments no later than one hundred and twenty (120) days after the Closing (except with respect to property taxes, which shall be adjusted within sixty (60) days after the tax bills, including supplemental tax bills, for the applicable period are received). Without limiting the generality of the foregoing, Seller and Purchaser agree that:

i.	with respect to any property tax appeals or reassessments filed by Seller for tax years prior to the year in which the Closing occurs, Seller shall be entitled to the full amount of any refund or rebate resulting therefrom and with respect to any property tax appeals or reassessments filed by Seller for the tax year in which the Closing occurs, Seller and Purchaser shall share the amount of any rebate or refund resulting therefrom (after first paying to Seller all costs and expenses incurred by Seller in pursuing such appeal or reassessment) in proportion to their respective periods of ownership of the Property for such tax year (with Seller and Purchaser each obligated for any amount of such refund or rebate required to be paid to any tenant for its respective period of ownership of the Property for such tax year. Seller shall reimburse Purchaser for any costs actually incurred by Purchaser that are reasonably necessary for Purchaser’s cooperation with Seller, if any, in Seller’s filing of property tax appeals or reassessments; and

ii.	in no event will there be any proration of insurance premiums under Seller’s existing policies of insurance relating to the Property, and none of Seller’s insurance policies (or any proceeds payable thereunder, except as expressly provided for in Section 15 below) will be assigned to Purchaser at the Closing, and Purchaser shall be solely obligated to obtain any and all insurance that it deems necessary or desirable.

Except as set forth in this Section 12, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser. The provisions of this Section 12 shall survive the Closing.

13. CLOSING.

The purchase and sale contemplated herein shall close (the “Closing”) on or before Tuesday, March 2, 2010 (the “Closing Date”) with Purchaser delivering written notice to Seller at least two (2) business days prior to the Closing Date or such date earlier than the Closing Date in the event Purchaser elects to close earlier than March 2, 2010 Purchaser shall have the right to extend the Closing Date for up to but not exceeding ten (10) days provided that Purchaser shall deliver written notice to Seller at least two (2) business days prior to the original Closing Date of Purchaser’s election to extend the Closing Date and which notice shall set forth the new Closing Date. As used herein, the term “Closing” means the date and time that Seller’s Deed is recorded in the Official Records of the County in which the Land is located (the “Official Records”).

14. CLOSING COSTS.

Seller shall pay any documentary transfer tax or excise tax due in connection with the consummation of the transaction contemplated herein, the cost for a CLTA Title Policy (as defined in Section 8(a)(ii)), the cost of any title curative endorsements which Seller elects to obtain in Seller’s sole discretion pursuant to Section 4 above, the Survey, the fee for recording the Deed, and fifty percent (50%) of all other escrow and closing costs. Purchaser shall pay all costs and expenses incurred in connection with title insurance endorsements, , the cost of any title endorsements which are not title curative endorsements which Seller elects to obtain pursuant to Section 4 above, the cost for any extended ALTA coverage for the Title Policy, and fifty percent (50%) of all other escrow and closing costs. Each party shall bear the expense of its own counsel. Unless otherwise specified herein, if the sale of the Property contemplated hereunder does not occur because of a default by Purchaser, all escrow cancellation and title fees shall be paid by Purchaser; if the sale of the Property does not occur because of a default by Seller, all escrow cancellation and title fees shall be paid by Seller; if the sale of the Property contemplated hereunder does not occur because of the failure of a Seller’s Condition Precedent or a Purchaser’s Condition Precedent, in each case other than due to default, Seller and Purchaser shall each pay one-half of the escrow cancellation and title fees.

15. RISK OF LOSS.

(a) If prior to the Closing, the Improvements, or any part thereof, are materially damaged (as set forth in Section 15(d)), Purchaser shall have the right, exercisable by giving written notice to Seller within five (5) days after receiving written notice of such damage or destruction (but in any event prior to the Closing), either (i) to accept the Property in its then condition and to proceed with the Closing without any abatement or reduction in the Purchase Price (apart from a credit for Seller’s deductible amount) and receive an assignment of all of Seller’s right to any insurance proceeds payable by reason of such damage or destruction, or (ii) terminate this Agreement in which case the Deposit shall be immediately refunded to Purchaser without the need for further instructions and regardless of any contrary instruction from Seller, and neither party shall have any further rights or obligations under this Agreement, except for those obligations that are to survive the termination of this Agreement as expressly set forth elsewhere in this Agreement. A failure by Purchaser to notify Seller in writing within such five (5) day period shall be deemed an election to terminate under clause (ii) above. If Purchaser elects to proceed under clause (i) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Purchaser’s prior written consent. Purchaser may elect, no later than ten (10) days after the date Purchaser learns of the damage, but in any event prior to Seller’s commencement of such repairs, to terminate this Agreement by written notice to Seller effective as of the date specified in the notice in which case the Deposit shall be immediately refunded to Purchaser without the need for further instructions and regardless of any contrary instruction from Seller, and neither party shall have any further rights or obligations under this Agreement, except for those obligations that are to survive the termination of this Agreement as expressly set forth elsewhere in this Agreement.

(b) If prior to the Closing, all or any material portion (as set forth in Section 15(d)) of the Property is subject to a taking by public authority or Seller has received notice of a potential taking from an authorized authority, Purchaser shall have the right, exercisable by giving written notice to Seller within five (5) days after receiving written notice of such taking (but in any event prior to the Closing), either (i) to terminate this Agreement, in which case any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same, and neither party shall have any further rights or obligations under this Agreement, except for those obligations that are to survive the termination of this Agreement, as expressly set forth elsewhere in this Agreement, or (ii) to accept the Property in its then condition, without any abatement or reduction in the Purchase Price, and receive an assignment of all of Seller’s rights to any condemnation award payable by reason of such taking. A failure by Purchaser to notify Seller in writing within such five (5) day period shall be deemed an election to terminate under clause (i) above. If Purchaser elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Purchaser’s prior written consent. As used in this Section 15, “taking” means any transfer of the Property or any portion thereof to a governmental entity or other party with appropriate authority by exercise of the power of eminent domain.

(c) If prior to the Closing, any portion (with the reasonably estimated cost of restoration or repair of such damage shall exceed $25,000.00 but is less than $100,000.00), of the Property is damaged, Seller shall restore the Property to substantially the same condition of the Property prior to the damage except for modifications required by zoning and building codes and other laws. If prior to the Closing, any non-material portion (less than $25,000.00 of reasonably estimated cost of restoration or repair of such damage) of the Property is damaged or portion of the Property taken is less than $100,000.00, Purchaser shall accept the Property in its then condition (without any abatement or reduction in the Purchase Price apart from a credit for Seller’s deductible amount) and proceed with the Closing, in which case Purchaser shall be entitled to an assignment of all of Seller’s rights to any insurance proceeds or any award in connection with such taking, as the case may be. If any such non-material damage or taking occurs, Seller shall not compromise, settle or adjust any claims to such insurance proceeds or such award, as the case may be, without Purchaser’s prior written consent.

(d) For the purpose of this Section 15, damage to the Property, or a taking of a portion thereof, shall be deemed to involve a material portion thereof if the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect to such taking shall exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) or would require repairs requiring more than thirty (30) days to complete, as estimated by Purchaser’s contractor.

(e) Seller agrees to give Purchaser written notice of any taking, damage or destruction of the Property promptly after Seller obtains knowledge thereof. The provisions of this Section 15 will survive the Closing.

16. DEFAULT.

(a) If Seller defaults in its obligations under this Agreement on or before the Closing, or if any of Seller’s representations or covenants set forth in this Agreement are not true and correct in all material aspects as of the Closing, then except as set forth in the next sentence, Purchaser’s sole remedies in Purchaser’s sole and absolute discretion shall be to: (i) terminate this Agreement, whereupon the Title Company shall return the Deposit to Purchaser, Seller shall pay Purchaser the amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) as liquidated damages (“Purchaser’s Liquidated Damages”) and both Seller and Purchaser shall be relieved of any further liability under this Agreement; or (ii) bring an action for specific performance provided that such action is filed within sixty (60) days of Seller’s default. In no event shall either Purchaser or Seller be liable for any consequential, speculative, or punitive damages under this Agreement. In addition, the liability of Seller shall be subject to the terms of Section 19(u) below. The parties hereto expressly agree and acknowledge that Purchaser’s actual damages in the event of a default by Seller would be extremely difficult or impracticable to ascertain and that the amount of Purchaser’s Liquidated Damages represents the parties’ reasonable estimate of such damages. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Purchaser. Purchaser hereby waives the provisions of any contrary federal or state statute or case law. Purchaser shall have no other remedy for damages whether at law or equity for any default by Seller except as otherwise set forth in this Section 16(a). Notwithstanding the foregoing, in no event shall Purchaser’s ability to recover from Seller any loss, cost, damage or expense pursuant to any indemnification or other provisions of this Agreement that survive Closing hereunder be deemed limited in any respect by Purchaser’s receipt of the Purchaser’s Liquidated Damages.

Initials:	Seller	Purchaser

(b) If Purchaser defaults in its obligation to close the purchase of the Property, the Deposit, plus any interest accrued thereon, and the Design Costs shall be paid to and retained by Seller as liquidated damages. The amount paid to and retained by Seller as liquidated damages shall be Seller’s sole remedy if Purchaser fails to close the purchase of the Property. The parties hereto expressly agree and acknowledge that Seller’s actual damages in the event of a default by purchaser would be extremely difficult or impracticable to ascertain and that the amount of the Deposit and Design Costs represents the parties’ reasonable estimate of such damages. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Seller. Seller hereby waives the provisions of any contrary federal or state statute or case law. Seller shall have no other remedy whether at law or equity for any default by Purchaser. Notwithstanding the foregoing, in no event shall Seller’s ability to recover from Purchaser any loss, cost, damage or expense pursuant to any indemnification or other provisions of this agreement that survive Closing hereunder be deemed limited in any respect by Seller’s receipt of the Deposit and Design Costs.

Initials:	Seller	Purchaser

17. BROKER’S COMMISSION.

(a) Purchaser represents and warrants to Seller that Gregory R. Gill, Barbara Goldsmith, Doug Earnhart and Erik Hernandez with Lee and Associates represent Purchaser in this transaction (collectively, “Purchaser’s Broker”). Other than commissions due Purchaser’s Broker, which shall be paid at Closing by Seller in the amount of three percent (3%) of the Purchase Price excluding the costs of the Additional Improvements A, there is no commission, finder’s fee or other compensation due or payable with respect to the transaction contemplated herein arising out of any action or representation by Purchaser. Purchaser shall indemnify, defend, and hold the Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by the Seller by reason of any breach or inaccuracy of the Purchaser’s representations and warranties contained in this Section 17(a).

(b) Seller represents and warrants to Purchaser that Cushman & Wakefield, Inc. represents the Seller in this transaction (“Seller’s Broker”). Other than commissions due Seller’s Broker, which will be paid by Seller at Closing pursuant to a separate written agreement, there is no brokerage commission, finder’s fee or other compensation due or payable with respect to the transaction contemplated herein arising out of any action or representation by Seller. Seller shall indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of Seller’s representations and warranties contained in this Section 17(b).

(c) The provisions of this Section 17 shall survive the Closing.

18. ESCROW.

(a) Instructions. Within one (1) business days after the Effective Date, Seller shall deposit a copy of this Agreement executed by both Purchaser and Seller with Title Company. This Agreement, together with such further instructions, if any, as the parties shall provide to Title Company by written agreement, shall constitute the escrow instructions. If any requirements relating to the duties or obligations of Title Company hereunder are not acceptable to Title Company, or if Title Company requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for Purchaser and Seller shall mutually approve, which additional instructions shall not substantially alter the terms of this Agreement unless otherwise expressly agreed to by Seller and Purchaser.

(b) Deposits into Escrow. Seller shall make its deposits into escrow in accordance with Section 10. Purchaser shall make its deposits into escrow in accordance with Section 11. Title Company is authorized to close the escrow only if and when: (i) Title Company has received all items to be delivered by Seller and Purchaser pursuant to Sections 10 and 11; and (ii) Title Company can and will issue the Title Policy concurrently with the Closing.

(c) Close of Escrow. Provided that Title Company shall not have received written notice in a timely manner from Purchaser or Seller of the failure of any condition to the Closing or of the termination of the escrow, and if and when Purchaser and Seller have deposited into escrow the matters required by this Agreement and Title Company can and will issue the Title Policy concurrently with the Closing, Title Company shall:

(i) Deliver to Purchaser: (1) the Deed by causing it to be recorded in the Official Records of the County of Riverside, State of California, and immediately upon recording delivering to Purchaser a conformed copy of the Deed; (2) the Bill of Sale; (3) the Certificate of Non-Foreign Status; (4) the General Assignment; and (5) all other Seller deliverables provided for in this Agreement.

(ii) Deliver to Seller: the Purchase Price, after satisfying the Closing costs, prorations and adjustments and any broker commission to be paid by Seller pursuant to Sections 12, 14, and 17, respectively and also satisfying all amounts paid by Title Company in satisfaction of liens and encumbrances on the Property in order to put title to the Property into the state required by this Agreement.

(iii) Deliver to Purchaser: any funds deposited by Purchaser, and any interest earned thereon, in excess of the amount required to be paid by Purchaser hereunder.

(iv) Deliver the Title Policy issued by Title Company to Purchaser.

(d) Application of Seller’s Proceeds. Seller hereby instructs the Title Company: (i) to deduct from the Purchase Price all costs to be paid by Seller herein, the amount of the brokerage commission to be paid by Seller pursuant to Section 17, Seller’s share of the prorations herein, all amounts required to be paid to the holders of any lien or encumbrance on the Property in order to permit Seller to convey title to Purchaser in the condition required by this Agreement; and (ii) to deliver to Seller, promptly after the Closing, the remainder of the Purchase Price due to Seller. By separate instructions to Title Company, Seller may direct the manner and payees of any funds due Seller.

(e) Real Estate Reporting Person. Title Company is designated the “real estate reporting person” for purposes of section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Title Company shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Title Company shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

19. MISCELLANEOUS.

(a) Effective Date. The Effective Date shall be the date that is the later to occur of: (i) the date the Agreement is signed by Purchaser and (ii) the date the Agreement is signed by Seller.

(b) Authority. Each individual and entity executing this Agreement represents and warrants that he, she or it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf he, she or it is executing this Agreement to the terms hereof.

(c) Integration. This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement. Except as provided in this Agreement, neither of the parties has relied upon any oral or written representation or oral or written information given by any representative of the other party.

(d) Modification; Waiver. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or on behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

(e) Counterparts; E-mail/Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto. E-mail and facsimile signatures by the parties shall constitute original signatures.

(f) Time of Essence. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

(g) Notice. Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including express or courier service), by electronic communication, whether by telex, telegram, telecopy or e-mail transmission (if confirmed in writing sent by registered or certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier), or by registered or certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier, addressed as follows:

Purchaser:	Zumiez Inc.
6300 Merrill Creek Parkway, Suite B
Everett, WA 98203
	Attention:	Trevor Lang, CFO
	Telephone:	(425) 551-1564
	Facsimile:	(425) 551-1555

With a simultaneous copy to:	Robert I Rosenberg, Esq.
9777 Wilshire Boulevard, Suite 515
Beverly Hills, CA 90212-1905
	Telephone:	(310) 278-9777
	Facsimile:	(310) 278-9795

Seller:	Railroad Street Land Holdings, LLC
34 Tesla, Suite 200
Irvine, CA 92618
	Attention:	Mr. Jacob LeBlanc
	Telephone:	(949) 296-2943
	Facsimile:	(916) 868-6180

With a simultaneous copy to:	CVM Law Group, LLP
8795 Folsom Blvd., Suite 200
Sacramento, CA 95286
	Attention:	Joseph M. Bray, Esq.
	Telephone:	(916) 381-6171
	Facsimile:	(916) 381-1109

Title Company:	Fidelity National Title Company
1300 Dove Street, Suite 310
Newport Beach, CA 92660

Attention:	Ms. Natalie Priestley
Telephone:	(949) 622-4911
Facsimile:	(949) 477-6835

Any party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal service, on the date of confirmed dispatch, if by electronic communication, or five (5) days after being placed in the U.S. Mail, if mailed.

(h) Execution of Documents. The parties agree to execute such instructions to Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

(i) Inducement. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

(j) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

(k) Construction; Interpretation. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to “Sections” are to Sections of this Agreement, unless otherwise specifically provided.

(l) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(m) Attorneys’ Fees. If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, or with respect to a breach of a representation or warranty hereunder, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 19(m) shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

(n) Assignment. This Agreement will be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns. Purchaser may assign all of its right, title and interest under this Agreement upon the prior written consent of Seller in Seller’s sole discretion provided, however, that Purchaser may assign this Agreement without the consent of Seller to any entity or entities which controls, is majority controlled by Purchaser, under common control with Purchaser, owned by Purchaser or a limited liability company owned by Purchaser whereupon such assignee will succeed to all of the rights and obligations of Purchaser hereunder. Any assignment by Purchaser shall not relieve Purchaser from liability hereunder. This Agreement and the rights and obligations of Seller hereunder may be transferred or assigned by Seller with the prior written consent of Purchaser, which consent shall not be unreasonably withheld. No such assignment shall release Seller from any liability hereunder.

(o) Incorporation of Exhibits. The exhibits attached hereto are incorporated herein by reference.

(p) Relationship of Parties. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

(q) No Recordation. Neither this Agreement nor a memorandum thereof shall be recorded or filed in the public land or other public records of any jurisdiction by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

(r) Confidentiality. Each party agrees that, except as otherwise set forth in this Agreement or provided by law or unless compelled by an order of a court, it shall keep the contents of this Agreement and any information related to the transaction contemplated hereby confidential and further agrees to refrain from generating or participating in any publicity statement, press release, or other public notice regarding this transaction without the prior written consent of the other party unless required under applicable law or by a court order. Notwithstanding the foregoing, Purchaser may provide such confidential information to its lenders, consultants, employees, accountants, clients, affiliates, contractors, attorneys and prospective investors in connection with Purchaser’s acquisition of the Property or as otherwise required of Purchaser’s SEC filings (provided that Purchaser shall instruct the aforesaid parties to maintain the confidentiality of such information). The provisions of this Section 19(r) shall survive the Closing or any termination of this Agreement and shall not be merged into any instrument or conveyance delivered at the Closing. This Section 19(r) shall cease to apply to Purchaser upon the Closing of the purchase and sale contemplated by this Agreement.

(s) Broker Not Third-Party Beneficiary. Seller and Purchaser agree that it is their specific intent that no broker shall be a party to or a third-party beneficiary of this Agreement or the escrow; and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement.

(t) Non-Business Days. If any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday, then the date of such action shall be deemed to be extended to the next business day.

(u) Liability of Seller. Purchaser acknowledges and agrees that the liability of Seller under this Agreement shall be limited in the manner set forth in this Agreement and in no event shall the members, partners, shareholders, officers, directors, employees, or owners of Seller (“Members”) have any personal liability for any breach of this Agreement by Seller, and any judgments against Seller shall be satisfied solely out of the assets of Seller.

(v) Marketing Property; Exclusive Period. Seller will cease actively marketing the Property, but will be permitted to hold any unsolicited offers in a back-up position in an “as received” form. Should Purchaser elect to terminate its purchase of the Property, or otherwise breach this Agreement, Seller may pursue the other offers, or elect to return the Property to the open market. The parties agree that the terms of this paragraph are not intended to alter or effect the Sellers rights under Section 16 of this Agreement.

(w) Purchaser’s Exchange. Seller acknowledges that Purchaser may engage in a tax-deferred exchange (“Exchange”) pursuant to Section 1031 of the Internal Revenue Code. To effect this Exchange, Purchaser may assign its rights in, and delegate its duties under, this Agreement to any exchange accommodator which Purchaser shall determine. As an accommodation to Purchaser, Seller agrees to cooperate with Purchaser in connection with the Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:

(i) There shall be no liability to Seller and Seller shall have no obligation to take title to any property in connection with the Exchange.

(ii) Seller shall in no way be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property and/or the Exchange.

(iii) In no way shall the Closing be contingent or otherwise subject to the consummation of the Exchange, and the Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to the Exchange to effect same.

(iv) If, for any reason, the Closing does not occur, Seller shall have no responsibility or liability to any third party involved in the Exchange.

(v) Seller will not be required to make any representations or warranties nor assume any obligations, nor spend any sum or incur any personal liability whatsoever in connection with the Exchange.

(vi) All representations, warranties, covenants and indemnification obligations of Purchaser set forth in this Agreement shall not be affected or limited by Purchaser’s use of an exchange accommodator and shall survive the Exchange and shall continue to inure directly from Purchaser for the benefit of Seller.

(x) Seller’s Exchange. Purchaser acknowledges that Seller may engage in an Exchange pursuant to Section 1031 of the Internal Revenue Code. To effect this Exchange, Seller may assign its rights in, and delegate its duties under, this Agreement to any exchange accommodator which Seller shall determine. As an accommodation to Seller, Purchaser agrees to cooperate with Seller in connection with the Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:

(i) There shall be no liability to Purchaser and Purchaser shall have no obligation to take title to any property in connection with the Exchange.

(ii) Purchaser shall in no way be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property and/or the Exchange.

(iii) In no way shall the Close of Escrow be contingent or otherwise subject to the consummation of the Exchange, and the Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to the Exchange to effect same.

(iv) If, for any reason, the Close of Escrow does not occur, Purchaser shall have no responsibility or liability to any third party involved in the Exchange.

(v) Purchaser will not be required to make any representations or warranties nor assume any obligations, nor spend any sum or incur any personal liability whatsoever in connection with the Exchange.

(vi) All representations, warranties, covenants and indemnification obligations of Seller set forth in this Agreement shall not be affected or limited by Seller’s use of an exchange accommodator and shall survive the Exchange and shall continue to inure directly from Seller for the benefit of Purchaser.

(y) Patriot Act. Seller and Purchaser, represent and warrant that they are not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity, or nation. Each party hereby agrees to defend, indemnify, and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representation and warranty. The terms of this Section 19(y) shall survive the Closing.

(z) Effect of Termination by Right. Whenever this Agreement is terminated as a matter of right, without any breach or default by either party of its obligations hereunder, upon such termination the Deposit will be returned to Purchaser, and the parties shall be released from all further obligations and duties hereunder, with the exception of those that expressly survive any termination of this Agreement.

[Signatures on following page]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PURCHASER:

ZUMIEZ INC.,
a Washington corporation

By:
Name:
Its:

SELLER:

RAILROAD STREET LAND HOLDINGS, LLC,
a Delaware limited liability company

By:	Inland Empire Holdings, LLC,
a Delaware limited liability company,
Sole Member

	By:	Inland Empire PG, LLC,
a California limited liability company,
Managing Member

		By:	AAP Development CA, LLC,
a California limited liability company,
Managing Member

By:
Adon A. Panattoni,
Sole Member

RAILROAD STREET LAND HOLDINGS, LLC,
a Delaware limited liability company

By:	Inland Empire Holdings, LLC,
a Delaware limited liability company,
Sole Member

	By:	CalEast Industrial Investors, LLC,
a California limited liability company,
Member

		By:	LaSalle Investment Management, Inc.,
a Maryland corporation,
Manager

By:
Name:
Title:

JOINDER OF TITLE COMPANY

The undersigned hereby acknowledges the receipt from Purchaser of the earnest money deposit in the amount of $400,000.00 and a copy of this fully executed Agreement this      day of February, 2010, and agrees to comply with the terms hereof applicable to the Title Company, including, without limitation, those regarding the holding and disposition of the Earnest Money.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Its:

EXHIBIT A-1

LEGAL DESCRIPTION OF THE LAND

LOT 16 IN BLOCK 68 OF LANDS OF THE SOUTH RIVERSIDE LAND AND WATER COMPANY. IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BLOCK 9 PAGES 6 AND 8 OF MAPS, RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA;

EXCEPT THAT PORTION LYING NORTH OF THE SOUTHERLY LINE OF THE ATCHISON, TOPEKA AND SANTA FE RAILROAD RIGHT OF WAY;

ALSO, EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT;

THENCE WESTERLY ON THE SOUTHERLY LINE OF SAID LOT 227.50 FEET;

THENCE NORTHWESTERLY ON A LINE PARALLEL WITH THE WESTERLY LINE OF SHERMAN

AVENUE TO THE SOUTHERLY LINE OF RAILROAD AVENUE;

THENCE EASTERLY ON THE SOUTHERLY LINE OF RAILROAD AVENUE TO THE NORTHEAST CORNER OF SAID LOT;

THENCE SOUTHERLY ON THE WESTERLY LINE OF SHERMAN AVENUE TO THE POINT OF BEGINNING;

ALSO EXCEPT THAT PORTION LYING NORTHWESTERLY OF THE FOLLOWING DESCRIBED LINE;

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT 16;

THENCE NORTHERLY ON THE WEST LINE OF SAID LOT 290.60 FEET;

THENCE ON NORTHEASTERLY ON A CURVE CONCAVE TO THE SOUTHEAST AND HAVING A RADIUS OF 359.265 FEET, AN ARC DISTANCE OF 293.00 FEET TO A POINT IN THE SOUTHERLY LINE OF THE RIGHT OF WAY OF THE ATCHISON TOPEKA AND SANTA FE RAILROAD.

APN: 118-070-027-2

First American Title Insurance Company

EXHIBIT B

SERVICE CONTRACTS

None

EXHIBIT C

DUE DILIGENCE MATERIALS

Property Information Disclaimer

Purchaser understands and agrees, upon receipt of any and all documents and other information from Seller, and except as otherwise expressly provided in the Agreement to which this exhibit is attached, that Seller does not warrant the accuracy of such materials, express or implied, but intends only to supply the Purchaser with materials which are in Seller’s possession or control, to be reviewed and evaluated at Purchaser’s discretion, including but not limited to any maps, diagrams or schematics, of the Property, including, without limitation: (i) the quality, nature, adequacy and physical condition and aspects of the Property, including but not limited to, elevations, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage and utility systems, facilities and appliances, if any; (ii) the quality, nature, adequacy and physical condition of the soils, geology and any groundwater; (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, if any; (iv) the development potential of the Property and the Property’s use, merchantability, or fitness or the suitability, value or adequacy of the Property for any particular purpose; (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property; (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the presence of hazardous materials on, under or about the Property or the adjoining or neighboring property; (viii) the quality of any labor and materials used in any improvements on the Property, if any; and (ix) the condition of title to the Property.

Seller shall not be liable for Purchaser’s reliance on the accuracy of the information contained in any such documents. Purchaser shall rely on Purchaser’s own due diligence on the Property prior to close of escrow. Seller is providing these documents for reference purposes only. It is Purchaser’s sole responsibility to verify the veracity of the documents provided and confirm the condition of the Property and any improvements thereon. Purchaser expressly waives any and all claims against Seller for any cause of action arising from Purchaser’s reliance on the documents and information provided by Seller.

See Seller Provided Due Diligence Materials on following page.

Due Diligence Materials

Sent to Zumiez on February 8, 2010

1.	Site Plan
2.	Floor Plans
3.	Preliminary Title Report dated February 3, 2010 (w/ Underlying Documents)
4.	Plotted Easements dated December 14, 2009
5.	Phase I Environmental Site Assessment Report dated January 6, 2010
6.	Phase I Environmental Site Assessment (Phase One Inc.) July 2007
7.	Phase I Environmental Site Assessment (GeoSyntec Consultants) May 19, 2006
8.	Limited Phase II Environmental Site Assessment (Phase One Inc.) July 2007
9.	Reliance on Limited Phase II Environmental Site Characterization Report (Waterstone Environmental, Inc.) dated May 18, 2007
10.	Asbestos-Containing Materials Survey July 2007
11.	Asbestos Abatement Oversight Report April 21, 2009
12.	Decontamination of Former Foundry Building Report June 17, 2008
13.	Additional Sampling of Dust and Drums Report September 28, 2007
14.	Excavation of PCB- Containing Soil Report June 14, 2008
15.	Pollution Legal Liability Policy dated September 19, 2007
16.	County of Riverside - No Further Action Letter (Excavation of PCB- Containing Soil) dated June 24, 2008
17.	Natural Hazard Disclosures Report dated February 8, 2010
18.	2009-2010 Property Tax Bill (w/o Improvements)
19.	Geotechnical Investigation (Soils Report) dated June 21, 2007
20.	ALTA-ACSM Survey dated February 17, 2010
21.	ALTA-ACSM Land Title Survey dated July 25, 2006
22.	Assessor’s Parcel Map (Parcel # 27) dated July 6, 1998
23.	Fault-Rupture Hazard Zones in California (Interim Revision 2007)
24.	The Commercial Property Owner’s Guide to Earthquake Safety (2006 Edition)
25.	Operations and Maintenance Manual (Sent to Will Eaton on February 12, 2010)

EXHIBIT D

GRANT DEED

Escrow No.

RECORDING REQUESTED BY:

Joseph M. Bray, Esq.

CVM Law Group, LLP

8795 Folsom Boulevard, Suite 200

Sacramento, CA 95826

WHEN RECORDED MAIL TO:

Attn:

MAIL TAX STATEMENTS TO:

SAME AS ABOVE

DOCUMENTARY TRANSFER TAX: not shown pursuant to Section 11932 Revenue & Taxation Code

(   ) Computed on the consideration or value of property conveyed; OR

(   ) Computed on the consideration or value less liens or encumbrances remaining at time of sale.

APN # 118-070-027-2

Signature of Declarant or Agent determining tax

GRANT DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

RAILROAD STREET LAND HOLDINGS, LLC, a Delaware limited liability company (the “Grantor”) hereby GRANT(S) to ZUMIEZ INC., a Washington corporation (the “Grantee”) the real property in the County of Riverside, State of California, described as follows:

Legal Description: (See Legal Description attached hereto

as Exhibit “A” and made a part hereof by reference)

Dated: February     , 2010

GRANTOR:

RAILROAD STREET LAND HOLDINGS, LLC,
a Delaware limited liability company

By:	Inland Empire Holdings, LLC,
a Delaware limited liability company,
Sole Member

	By:	Inland Empire PG, LLC,
a California limited liability company,
Managing Member

		By:	AAP DEVELOPMENT CA, LLC,
a California limited liability company,
Manager

By:
Adon A. Panattoni, Sole Member

RAILROAD STREET LAND HOLDINGS, LLC,
a Delaware limited liability company

By:	Inland Empire Holdings, LLC,
a Delaware limited liability company,
Sole Member

	By:	CalEast Industrial Investors, LLC,
a California limited liability company,
Member

		By:	LaSalle Investment Management, Inc.,
a Maryland corporation,
Manager

By:
Name:
Title:

STATE OF )
)
COUNTY OF	)

On                                         , before me,                                         , Notary Public, personally appeared                                                      , who proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(SEAL)
Notary Public Signature

STATE OF )
)
COUNTY OF	)

On                                         , before me,                                         , Notary Public, personally appeared                                                      , who proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(SEAL)
Notary Public Signature

Exhibit A to Grant Deed

Legal Description

LOT 16 IN BLOCK 68 OF LANDS OF THE SOUTH RIVERSIDE LAND AND WATER COMPANY, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 9 PAGES 6 AND 8 OF MAPS, RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA;

EXCEPT THAT PORTION LYING NORTH OF THE SOUTHERLY LINE OF THE ATCHISON, TOPEKA AND SANTA FE RAILROAD RIGHT OF WAY;

ALSO, EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT;

THENCE WESTERLY ON THE SOUTHERLY OF SAID LOT 227.50 FEET;

THENCE NORTHWESTERLY ON A LINE PARALLEL WITH THE WESTERLY LINE OF SHERMAN

AVENUE TO THE SOUTHERLY LINE OF RAILROAD AVENUE;

THENCE EASTERLY ON THE SOUTHERLY LINE OF RAILROAD AVENUE TO THE NORTHEAST CORNER OF SAID LOT;

THENCE SOUTHERLY ON THE WESTERLY LINE OF SHERMAN AVENUE TO THE POINT OF BEGINNING;

ALSO EXCEPT THAT PORTION LYING NORTHWESTERLY OF THE FOLLOWING DESCRIBED LINE;

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT 16;

THENCE NORTHERLY ON THE WEST LINE OF SAID LOT 290.60 FEET;

THENCE NORTHEASTERLY ON A CURVE CONCAVE TO THE SOUTHEAST AND HAVING A RADIUS OF 359.265 FEET, AN ARC DISTANCE OF 293.00 FEET TO A POINT IN THE SOUTHERLY LINE OF THE RIGHT OF WAY OF THE ATCHISON TOPEKA AND SANTA FE RAILROAD.

APN: 118-070-027-2

First American Title Insurance Company

EXHIBIT E

BILL OF SALE

FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, RAILROAD STREET LAND HOLDINGS, LLC, a Delaware limited liability company ( “Seller”), does hereby give, grant, bargain, sell, transfer, assign, convey and deliver ZUMIEZ INC., a Washington corporation (“Purchaser”), the personal property located on or upon that certain real property located in the City of Corona, County of Riverside, State of California, and more particularly described in Schedule A (the “Land”) attached hereto and incorporated herein by this reference, if any, and all other personal property, if any, owned by Seller and located on or upon the Land (collectively, the “Personal Property”). The Personal Property is listed on Schedule B, attached hereto and incorporated herein by this reference.

Seller warrants to Purchaser that Seller owns all right, title and interest in the Personal Property, free and clear of any lien, security interest or adverse claim. Seller agrees to defend and indemnify Purchaser from and against the claims of any third party to title.

EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, SAID PERSONAL PROPERTY IS BEING TRANSFERRED ON AN “AS IS” BASIS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND WHATSOEVER BY SELLER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT SELLER EXPRESSLY DISCLAIMS AND NEGATES, AS TO ALL PERSONAL PROPERTY TRANSFERRED HEREBY: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY; (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR MATERIALS.

Seller covenants that it will, at any time and from time to time upon written request therefor, at Purchaser’s sole expense and without the assumption of any additional liability thereby, execute and deliver to Purchaser, its nominees, successors and/or assigns, any new or confirmatory instruments and do and perform any other acts which Purchaser, its nominees, successors and/or assigns, may reasonably request in order to fully assign and transfer to and vest in Purchaser, its nominees, successors and/or assigns, and protect its or their rights, title and interest in and enjoyment of, all of the assets of Seller intended to be transferred and assigned hereby, or to enable Purchaser, its nominees, successors and/or assigns, to realize upon or otherwise enjoy any such assets.

All references to “Seller” and “Purchaser” herein shall be deemed to include their respective nominees, successors and/or assigns, where the context permits.

[SIGNATURES ON FOLLOWING PAGE]

SELLER:

RAILROAD STREET LAND HOLDINGS, LLC,
a Delaware limited liability company

By:	Inland Empire Holdings, LLC,
a Delaware limited liability company,
Sole Member

	By:	Inland Empire PG, LLC,
a California limited liability company,
Managing Member

		By:	AAP DEVELOPMENT CA, LLC,
a California limited liability company,
Manager

By:
Adon A. Panattoni, Sole Member

RAILROAD STREET LAND HOLDINGS, LLC,
a Delaware limited liability company

By:	Inland Empire Holdings, LLC,
a Delaware limited liability company,
Sole Member

	By:	CalEast Industrial Investors, LLC,
a California limited liability company,
Member

		By:	LaSalle Investment Management, Inc.,
a Maryland corporation,
Manager

By:
Name:
Title:

SCHEDULE A

Legal Description of the Real Property

LOT 16 IN BLOCK 68 OF LANDS OF THE SOUTH RIVERSIDE LAND AND WATER COMPANY, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 9 PAGES 6 AND 8 OF MAPS, RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA;

EXCEPT THAT PORTION LYING NORTH OF THE SOUTHERLY LINE OF THE ATCHISON, TOPEKA AND SANTA FE RAILROAD RIGHT OF WAY;

ALSO, EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT;

THENCE WESTERLY ON THE SOUTHERLY LINE OF SAID LOT 227.50 FEET;

THENCE NORTHWESTERLY ON A LINE PARALLEL WITH THE WESTERLY LINE OF SHERMAN

AVENUE TO THE SOUTHERLY LINE OF RAILROAD AVENUE;

THENCE EASTERLY ON THE SOUTHERLY LINE OF RAILROAD AVENUE TO THE NORTHEAST CORNER OF SAID LOT;

THENCE SOUTHERLY ON THE WESTERLY LINE OF SHERMAN AVENUE TO THE POINT OF BEGINNING;

ALSO EXCEPT THAT PORTION LYING NORTHWESTERLY OF THE FOLLOWING DESCRIBED LINE;

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT 16;

THENCE NORTHERLY ON THE WEST LINE OF SAID LOT 290.60 FEET;

THENCE ON NORTHEASTERLY ON A CURVE CONCAVE TO THE SOUTHEAST AND HAVING A RADIUS OF 359.265 FEET, AN ARC DISTANCE OF 293.00 FEET TO A POINT IN THE SOUTHERLY LINE OF THE RIGHT OF WAY OF THE ATCHISON TOPEKA AND SANTA FE RAILROAD.

APN: 118-070-027-2

First American Title Insurance Company

SCHEDULE B

List of Personal Property

None

EXHIBIT F

CERTIFICATE OF NONFOREIGN STATUS

RAILROAD STREET LAND HOLDINGS, LLC, a Delaware limited liability company (“Seller”), is the transferor of that certain real property located in the City of Corona, County of Riverside, State of California, and more particularly described on Exhibit A attached hereto (the “Property”).

Section 1445 of the Internal Revenue Code of 1986 (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. California Revenue and Taxation Code contains similar provisions. To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of February 18, 2010, by and between Seller and ZUMIEZ INC., a Washington corporation, as Purchaser the undersigned certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;

2. Seller’s U.S. employer identification number is as follows: 26-1599909.

3. Seller’s address is: c/o 8775 Folsom Blvd., Suite 200, Sacramento, California 95826.

It is understood that this certificate may be disclosed to the Internal Revenue Service, the California Franchise Tax Board or both and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Date:

RAILROAD STREET LAND HOLDINGS, LLC,
a Delaware limited liability company

By:	Inland Empire Holdings, LLC,
a Delaware limited liability company,
Sole Member

	By:	Inland Empire PG, LLC,
a California limited liability company,
Managing Member

		By:	AAP DEVELOPMENT CA, LLC,
a California limited liability company,
Manager

By:
Adon A. Panattoni, Sole Member

RAILROAD STREET LAND HOLDINGS, LLC,
a Delaware limited liability company

By:	Inland Empire Holdings, LLC,
a Delaware limited liability company,
Sole Member

	By:	CalEast Industrial Investors, LLC,
a California limited liability company,
Member

		By:	LaSalle Investment Management, Inc.,
a Maryland corporation,
Manager

By:
Name:
Title:

EXHIBIT G

GENERAL ASSIGNMENT AGREEMENT

THIS GENERAL ASSIGNMENT AGREEMENT (“Assignment”), is made as of the      day of                     , 20    , by and among RAILROAD STREET LAND HOLDINGS, LLC, a Delaware limited liability company (“Assignor”) and ZUMIEZ INC., a Washington corporation (“Assignee”).

W I T N E S S E T H:

Assignor is the owner of that certain land (the “Land”) located in the City of Corona, County of Riverside, State of California more particularly described in Exhibit “A” attached hereto, and all rights, privileges and easements appurtenant to the Land (the “Appurtenances”), and all buildings and other improvements thereon (the “Improvements”). The Land, the Appurtenances and the Improvements are hereinafter referred to collectively as the “Real Property.” The Real Property is being conveyed by Assignor to Assignee pursuant to a Grant Deed (“Deed”) of on or about even date herewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee all of Assignor’s right, title, interest, benefits and privileges in and to the following described property to the extent owned by Assignor and subject to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated February 18, 2010 between Assignor and Assignee (collectively, the “Rights”):

(a) All construction, engineering, consulting, architectural and other similar contracts, and any and all amendments and modifications thereto, concerning the design or construction of any or all of the Real Property and all warranties with respect thereto (including all statutory, express and implied warranties);

(b) All architectural drawings, plans, specifications, soils tests, appraisals, engineering reports and similar materials relating to any or all of the Real Property;

(c) All payment and performance bonds or guaranties and any and all modifications and extensions thereof relating to the Real Property;

(d) All governmental entitlements (including, but not limited to, all environmental impact reports, negative declarations, map approvals, conditional use permits, building permits and certificates of occupancy for the Improvements), permissions, environmental clearances, authority to subdivide the Land, rights, licenses and permits which relate to all or any of the Real Property; and

(e) All general intangibles relating to the development or use of the Real Property, including, without limitation, all names under which or by which the Real Property or any portion thereof may at any time be operated or known, all rights to carry on business under any such names or any variant thereof, and all trademarks and goodwill in any way relating to the Real Property.

2. Assignee hereby accepts the grant, assignment, transfer, conveyance and delivery of the Rights set forth in Paragraph 1 hereof, effective as of the recordation of the Deed.

3. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

4. Assignee agrees to indemnify Assignor and hold Assignor harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys’ fees and expenses) asserted against or incurred by Assignor by reason of or arising out of any failure by Assignee to perform or observe the obligations, covenants, terms and conditions assumed by Assignee hereunder.

5. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

6. This Assignment shall be governed by, interpreted under, and enforced and construed in accordance with the laws of the State of California.

7. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

“Assignor”

RAILROAD STREET LAND HOLDINGS, LLC,
a Delaware limited liability company

By:	Inland Empire Holdings, LLC,
a Delaware limited liability company,
Sole Member

	By:	Inland Empire PG, LLC,
a California limited liability company,
Managing Member

		By:	AAP DEVELOPMENT CA, LLC,
a California limited liability company,
Manager

By:
Adon A. Panattoni, Sole Member

RAILROAD STREET LAND HOLDINGS, LLC,
a Delaware limited liability company

By:	Inland Empire Holdings, LLC,
a Delaware limited liability company,
Sole Member

	By:	CalEast Industrial Investors, LLC,
a California limited liability company,
Member

		By:	LaSalle Investment Management, Inc.,
a Maryland corporation,
Manager

By:
Name:
Title:

“Assignee”

ZUMIEZ INC.,
a Washington corporation

By:

Name:

Title:

EXHIBIT A TO GENERAL ASSIGNMENT AGREEMENT

Legal Description of Real Property

LOT 16 IN BLOCK 68 OF LANDS OF THE SOUTH RIVERSIDE LAND AND WATER COMPANY, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 9 PAGES 6 AND 8 OF MAPS, RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA;

EXCEPT THAT PORTION LYING NORTH OF THE SOUTHERLY LINE OF THE ATCHISON, TOPEKA AND SANTA FE RAILROAD RIGHT OF WAY;

ALSO, EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT;

THENCE WESTERLY ON THE SOUTHERLY LINE OF SAID LOT 227.50 FEET;

THENCE NORTHWESTERLY ON A LINE PARALLEL WITH THE WESTERLY LINE OF SHERMAN

AVENUE TO THE SOUTHERLY LINE OF RAILROAD AVENUE;

THENCE EASTERLY ON THE SOUTHERLY LINE OF RAILROAD AVENUE TO THE NORTHEAST CORNER OF SAID LOT;

THENCE SOUTHERLY ON THE WESTERLY LINE OF SHERMAN AVENUE TO THE POINT OF BEGINNING;

ALSO EXCEPT THAT PORTION LYING NORTHWESTERLY OF THE FOLLOWING DESCRIBED LINE;

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT 16;

THENCE NORTHERLY ON THE WEST LINE OF SAID LOT 290.60 FEET;

THENCE ON NORTHEASTERLY ON A CURVE CONCAVE TO THE SOUTHEAST AND HAVING A RADIUS OF 359.265 FEET, AN ARC DISTANCE OF 293.00 FEET TO A POINT IN THE SOUTHERLY LINE OF THE RIGHT OF WAY OF THE ATCHISON TOPEKA AND SANTA FE RAILROAD.

APN: 118-070-027-2

First American Title Insurance Company

EXHIBIT B TO GENERAL ASSIGNMENT AGREEMENT

Schedule of Contracts

None

EXHIBIT H

WORK LETTER

EXHIBIT I

ESCROW HOLDBACK AGREEMENT

EXHIBIT J

REPAIR ITEMS

•	Weed landscaped areas.

•	Review use of foam type in panel joints with Architect. Reseal joints as needed.

•	Repair roll up door latch mechanism.

•	Repair roof seams, repair area of delaminating (bubble), and clean roof of all debris especially at drain wells.

•	Determine water leak source, repair same, and replaced stained ceiling tiles.

•	Repair east side southern man door and 3rd from east loading dock door latches.

•	Swap feminine product waste receptacle at 2nd floor men’s room unit in 2nd floor women’s room.

•	Seal floor and wall penetrations in roof access closet.

•	Secure and remove loose steal strap hung on the steel truss in the warehouse.

•	Fire tape J box at base of wall under electrical panel.

•	Clean and verify operation of light fixture at NW building corner. If needed repair fixture.

•	Install cover plate over clean out under sink.